Exhibit 16.2

Patrick Rodgers, CPA, PA

309 East Citrus Street Altamonte Springs, FL 32701	407-331-1606 email percpa@aol.com

October 30, 2012

Securities & Exchange Commission

100 F Street NE

Mail Stop 6010

Washington, DC 20549

Dear Sir/Madam:

Odyssey Pictures Corp (the “Company”) has made available to me a copy of its Current Report on Form 8-K/A, dated August 21, 2012 in which it provides information pursuant to item 4.01 with regard to “Changes in Registrant’s Certifying Account”.

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company’s prior auditor.

Sincerely,

s/ Patrick Rodgers

Patrick Rodgers
Certified Public Accountant